UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

SunEdison Semiconductor Limited

(Exact Name of Registrant as Specified in its Charter)

Singapore	001-36460	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh Singapore	319579
(Address of principal executive offices)	(Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 2, 2016 (the “Effective Date”), in accordance with the Implementation Agreement by and among SunEdison Semiconductor Limited, a corporation organized under the laws of the Republic of Singapore (the “Company”), GlobalWafers Co., Ltd. (“GWC”), a corporation incorporated under the laws of the Republic of China, and GWafers Singapore Pte. Ltd. (“Acquiror”), a corporation incorporated under the laws of Singapore, Acquiror acquired all of the outstanding ordinary shares of the Company (excluding ordinary shares held by GWC, Acquiror and their subsidiaries) (the “Transaction”) pursuant to a Scheme of Arrangement (the “Scheme”) under Singapore law in accordance with Section 210 of the Companies Act (Chapter 50) of Singapore. As a result of the Transaction, the Company is an indirect wholly owned subsidiary of GWC.

Item 1.01	Entry into a Definitive Material Agreement.

In connection with the closing of the Transaction, on December 2, 2016, SunEdison Semiconductor B.V. (the “Borrower”), a wholly owned subsidiary of the Company, entered into that certain Loan Agreement by and between the Borrower, GWC as a guarantor thereto, the banks party thereto from time to time and the other parties thereto (the “Loan Agreement”). The Loan Agreement provides the Borrower thereunder the ability to incur up to $200.0 million of term loans (the “Facility”), the proceeds of which will be used to repay certain existing secured facilities of the Company and its subsidiaries.

The Facility will initially bear interest at a rate per annum equal to the sum of (a) the LIBOR rate at such time, (b) the applicable margin rate and (c) if the Taiwan Interbank US Dollar Funding Rate (“TAIFX”) for the relevant interest period exceeds the LIBOR Rate for such interest period plus four tenths of one percent (0.40%) (the “Threshold Amount”), the amount (expressed as a percentage per annum) by which TAIFX exceeds such Threshold Amount. The Borrower is also obligated to pay certain fees and expenses in connection with the Loan Agreement and the advances thereunder.

The Borrower will repay the Facility in nine installments with the first installment due twelve months after the initial borrowing date and the final installment due on the date that is five years after the initial borrowing date. The installment payment schedule is as follows:

Number of months after initial borrowing date	Repayment Installment
12	3%
18	3%
24	5%
30	5%
36	7%
42	7%
48	16%
54	19%
60 months after initial borrowing date	35%

The Facility will be guaranteed by GWC, initially, and will be guaranteed by the Company and certain subsidiaries of the Company on a post-close basis. In addition, the Facility will be secured, on a post-close basis, by certain material assets (subject to security principles) of the Borrower, the Company and the other guarantors.

The Loan Agreement contains representations, covenants, events of default, and repayment provisions customary for transactions of this type.

Item 1.02	Termination of a Material Definitive Agreement

Company Credit Facility. On December 5, 2016, in connection with the closing of the Transaction, that certain credit agreement, entered into on May 27, 2014 and subsequently amended on December 29, 2015, by and among the Company and its direct subsidiary SunEdison Semiconductor B.V., as borrower, and Goldman Sachs Bank USA (as administrative agent, sole lead arranger and sole syndication agent), Macquarie Capital (USA) Inc., Citibank, N.A. and the lender parties thereto was repaid in full and terminated.

Korean Term Loans. Also on December 5, 2016, in connection with the closing of the Transaction, the term loan agreements of MEMC Korea Company, a wholly owned subsidiary of the Company, with each of Shinhan Bank, Hana Bank and Korea Development Bank were repaid in full and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

Pursuant to the Scheme, with effect from the Effective Date, all issued and outstanding ordinary shares of the Company (other than those held by GWC, Acquiror and their respective subsidiaries) were acquired by Acquiror, in consideration for the right to receive US$12.00 per share in cash.

A copy of the joint press release of the Company and GWC announcing the completion of the Transaction is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Transaction, the Company notified the NASDAQ Global Select Market (“NASDAQ”) prior to the commencement of trading on December 2, 2016, that the Scheme had become effective, and requested that the trading of the Company’s ordinary shares on NASDAQ be suspended and the listing of the ordinary shares on NASDAQ be removed. Trading of the Company’s ordinary shares terminated prior to the opening of trading on December 2, 2016, and NASDAQ filed a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) on the same date to effect the delisting of the Company’s ordinary shares from NASDAQ and the deregistration of the ordinary shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the ordinary shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note, Items 1.01, 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Appointment of New Directors

In connection with the closing of the Transaction, and as of the Effective Date, each member of the Company’s board of directors resigned from the board. Contemporaneously with the closing of the Transaction, Doris Hsiu–Lan Hsu, Mark Lynn England and Woo Heng Thong were appointed directors of the Company.

Entry into Compensation Agreement

On December 1, 2016, the Company entered into an Additional Compensation Agreement (the “Compensation Agreement”) with Jeffrey L. Hall, the Company’s Executive Vice President Finance and Administration, Chief Financial Officer. The Compensation Agreement provides Mr. Hall with a tax gross-up to offset any excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (including any taxes on the gross-up) to which he may be subject in respect of compensation he might receive under the Company’s Change in Control Severance Plan (the “Severance Plan”). Mr. Hall would be entitled to receive compensation under the Severance Plan if his employment with the Company was terminated by the Company without “cause,” or by him for “good reason” (in each case as defined in the Severance Plan), if such termination occurs within 12 months of a “change in control” of the Company as defined in such plan. The closing of the Transaction constituted a change in control under the Severance Plan.

Termination of Employment of President and Chief Executive Officer

On December 2, 2016, following the closing of the Transaction, the employment of Shaker Sadasivam, President and Chief Executive Officer of the Company, was terminated.

Item 9.01 Financial Statements and Exhibits

(d)	List of Exhibits

99.1	Joint press release dated December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

Dated: December 5, 2016	By:	/s/ Jeffrey L. Hall
		Name:	Jeffrey L. Hall
		Title:	Executive Vice President Finance and Administration, Chief Financial Officer

Exhibits

Exhibit No.	Description

99.1	Joint press release dated December 2, 2016.

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